Exhibit 4.3

TranSwitch Corporation

2005 Employee Stock Purchase Plan

Enrollment Authorization Form

EMPLOYEE INFORMATION (Please Print)

Name:
	First	Middle	Last
Address:
	Number		Street

	City	State	Zip
Soc. Sec. #:

ENROLL IN 2005 EMPLOYEE STOCK PURCHASE PLAN

             Enroll                      Re-Enroll

I wish to enroll or re-enroll in the 2005 Employee Stock Purchase Plan. I have received and read a copy of the 2005 Employee Stock Purchase Plan Document. I understand that so long as I remain eligible, I will remain in the Plan until I file a new form to withdraw. In accordance with Articles 10 and 14 of the Plan, all unused payroll deductions will be refunded without interest to me upon withdrawal or termination of participation in the Plan. I hereby authorize the purchase of Common Stock on my behalf in accordance with the terms of the Plan.

Percentage to be deducted from Total Pay:             %

(Specify percentage not less than 1% nor more than 5% in whole numbers only)

If you wish your 2005 Stock Purchase Plan Account to be opened as a joint account and all stock to be issued to you and another as joint tenants with right of survivorship, print the additional name below:

Name:
	First	Middle	Last

Employee Signature			Date

THIS AUTHORIZATION REVOKES ALL PRIOR AUTHORIZATIONS

Return this form to Human Resources once completed.